Exhibit 99.1

For information, contact:

Investors -- Doug Pike (713) 309-4590

Media -- Susan Moore (713) 309-4645

Lyondell Announces Tax Status of 2004 Dividends

HOUSTON (January 18, 2005) -- Lyondell Chemical Company (NYSE: LYO) today announced that year-end calculations indicate that all 2004 Lyondell dividend payments will be reported as taxable dividends.

This information does not constitute tax advice. Shareholders should consult their tax advisors regarding their individual circumstances.

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Lyondell Chemical Company, headquartered in Houston, Texas, is North America's third-largest independent, publicly traded chemical company. Lyondell is a major global manufacturer of basic chemicals and derivatives including ethylene, propylene, titanium dioxide, styrene, polyethylene, propylene oxide and acetyls. It also is a significant producer of gasoline blending components. The company has a 58.75 percent interest in LYONDELL-CITGO Refining LP, a refiner of heavy, high-sulfur crude oil. Lyondell is a global company operating on five continents and employs approximately 10,000 people worldwide.